Exhibit 32.2

Certification of Chief Financial Officer Required by Rule 13a-14(b)
and Section 1350 of Chapter 63 of Title 18 of the United States Code

            I, Robert M. Qualls, the Vice President and Chief Financial Officer of PRP-GP LLC, which is the Administrative Managing General Partner of Phosphate Resource Partners Limited Partnership ("PLP"), and in that capacity also the chief financial officer of PLP, certify that (i) the Quarterly Report on Form 10-K for the Quarterly Period ended June 30, 2004 of PLP fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of PLP.

August 5, 2004

          Robert M. Qualls
Robert M. Qualls

Return to Phosphate Resource Partners Limited Partnership Form 10-Q